UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 7, 2005

New Skies Satellites Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-32495	98-0439657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2005, the Board of Directors of New Skies Satellites Holdings Ltd. (the “Company”) elected Scott Schneider as a Class II director effective as of that date.  Mr. Schneider will fill a vacancy on the Board of Directors caused by the Board’s decision in May 2005 to increase the size of the Board to nine members.  The Board determined that Mr. Schneider is “independent” under the rules of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.  The Board also appointed Mr. Schneider to the Company’s Audit Committee.

In connection with the appointment of Mr. Schneider, the Board determined that Peter Wallace will no longer serve as a member of the Audit Committee.

Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on August 9, 2005 announcing the election of Mr. Schneider.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit
Number	Description

99.1	Press Release of the Company dated August 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Skies Satellites Holdings Ltd.

Date:	August 9, 2005	By:	/s/ Thai E. Rubin
Name: Thai E. Rubin
Title: Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated August 9, 2005